UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   November 25, 2013

Dutchess Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-54895	61-1693030
(Commission File Number)	(IRS Employer Identification No.)

3000 John Deere Road, Toano, VA	23168
(Address of Principal Executive Offices)	(Zip Code)

757-566-7122

(Registrant’s Telephone Number, Including Area Code)

c/o Samir Masri CPA Firm P.C., 175 Great Neck Road, Suite 403, Great Neck, NY 11021

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under “Item 5.01 Change In Control of Registrant” of this Current Report is incorporated into this Item 1.01 by reference.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under “Item 5.01 Change In Control of Registrant” of this Current Report is incorporated into this Item 1.01 by reference.

On November 25, 2013, pursuant to the Purchase Agreement (as hereinafter defined), the Company sold 5,000,000 shares of common stock to CAC for gross proceeds of $60,000.  The sale of the common stock  was not subject to any underwriting discounts or commissions.

The common stock has not been registered under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption from registration under Section 4(2) of the Act, and Rule 506 promulgated thereunder, based on the fact that the investor is an “accredited investor,” as such term is defined in Rule 501 of Regulation D.  The common stock  may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Section 5 – Corporate Governance and Management

Item 5.01 Changes In Control Of Registrant

On November 25, 2013, Dutchess Holdings Corp., a Delaware corporation (the “Company”), entered into and closed a Securities Purchase Agreement (the “Purchase Agreement”) with Cabinets Acquisition Corp., a Delaware corporation (“CAC”), whereby the Company sold 5,000,000 shares of the Company’s common stock to CAC for an aggregate purchase price of $60,000.  The sources of CAC’s funds was its working capital.

Simultaneously with the entrance into the Purchase Agreement, the Company entered into and closed a Repurchase Agreement (the “Repurchase Agreement”) with its sole stockholder, NLBDIT 2010 Services, LLC, a Delaware limited liability company (“NLBDIT”), whereby NLBDIT sold and the Company repurchased 5,000,000 shares of the Company’s common stock for an aggregate purchase of $60,000.

As a result of the foregoing transactions, CAC owns 100% of the outstanding capital stock of the Company.  Mr. Thomas Sullivan is the sole officer, director and stockholder of CAC and is deemed to beneficially own the 5,000,000 shares of the Company’s common stock owned of record by CAC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the closing of the Purchase Agreement and Repurchase Agreement on November 25, 2013, (the “Closing”), Samir N. Masri, the Company’s Chief Executive Officer, Chief Financial Officer, President, and Secretary, resigned from each executive officer position held effective upon the Closing and resigned as a director of the Company, effective as of December 6, 2013 (eleven days after the date that the Information Statement on Schedule 14F-1 (the “Schedule 14F-1”) was disseminated to the sole shareholder of the Company) (the “Effective Date”).  At the Closing, Mr. Sullivan was appointed Chief Executive Officer, President and Secretary of the Company, effective upon the Closing.  As of Closing, Mr. Sullivan was elected as director of the Company, effective as of the Effective Date.

Mr. Sullivan is the founder of Lumber Liquidators Holdings, Inc., a retailer of hardwood flooring and has served as its Chairman of Board since its inception in 1994 and as its president and chief executive officer from inception in 1994 until September 2006.  Mr. Sullivan is also the founder of Cabinets to Go, LLC, a kitchen and bathroom cabinet retailer, and has served as its Chairman since 2008.

In connection with the change in the majority of the Company’s Board of Directors, on November 25, 2013, the Company filed the Schedule 14F-1 describing the resignation of Mr. Masri and the appointment of Mr. Sullivan, and the information set forth in the Schedule 14f is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUTCHESS HOLDINGS CORP.

Date: December 2, 2013	By:	/s/ Thomas Sullivan
Name: Thomas Sullivan
Title: President